BRIGGS
[GRAPHIC   BUNTING &
 OMITTED]  DOUGHERTY, LLP

           CERTIFIED
           PUBLIC
           ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of The GKM Funds and to the use of our report dated September 10, 2008 on GKM Growth Fund's (a series of shares of beneficial interest of The GKM Funds) financial statements and financial highlights. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.




                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                            BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
NOVEMBER 25, 2008